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Exhibit 11
                            VANGUARD CELLULAR SYSTEMS, INC. AND SUBSIDIARIES
                               CALCULATION OF DILUTED EARNINGS PER SHARE





(Amounts in thousands, except per share data)

                                                                       THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                          SEPTEMBER 30,                      SEPTEMBER 30,
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                                                                     1998                1997           1998              1997
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
Net Income                                                       $   89,736         $   1,068      $  132,816          $   1,370
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Weighted average number of common shares outstanding                 36,742            40,280          37,232             40,466

Adjustments necessary to reflect weighted average number
  of common shares outstanding on a diluted basis                     2,039               534           1,402                406
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                                                                     38,781            40,814          38,634             40,872
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Diluted net income per common share                              $     2.31         $    0.03     $      3.44          $    0.03
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